As filed with the Securities and Exchange Commission on April 9, 2012

Registration No. 333-175794

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EMISPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	13-3306985
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

240 Cedar Knolls Road

Suite 200

Cedar Knolls, New Jersey 07927

(973) 532-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael R. Garone

Interim Chief Executive Officer and Chief Financial Officer

Emisphere Technologies, Inc.

240 Cedar Knolls Road

Suite 200

Cedar Knolls, New Jersey 07927

(973) 532-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Timothy C. Maguire, Esq.

Pierce Atwood LLP

100 Summer Street #2250

Boston, MA 02110

(617) 488-8140

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective, as determined by the selling security holders names in the prospectus contained herein.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $0.01 per share	4,300,438	—	—	—
Common Stock, par value $0.01 per share, issuable upon exercise of warrants	3,010,306	—	—	—
Total	7,310,744			—

(1)	Represents outstanding shares of common stock of the registrant and shares of common stock issuable upon exercise of warrants held by the selling security holders, as applicable, offered by the selling security holders. In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the common stock offered hereby shall also be deemed to cover additional securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	The registration fee to cover the shares of common stock being registered for resale pursuant to the resale prospectus included in this registration statement was previously paid in connection with the registrant’s initial filing of this registration statement on July 26, 2011.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the registration statement on Form S-1 (File No. 333-175794) (the “Registration Statement”) is being filed pursuant to the undertakings in Item 17 of the Registration Statement to update and supplement the information contained in the Registration Statement, as originally declared effective by the Securities and Exchange Commission on October 12, 2011, to (i) include the information contained in the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on March 21, 2012, and (ii) make certain other updating revisions to the information contained herein.

The information in this prospectus is not complete and may be changed. The selling security holders will not sell these securities until after the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 9, 2012

PROSPECTUS

7,310,744 Shares of Common Stock

This prospectus relates to the offer for sale by the existing holders of our common stock, $0.01 par value per share, named in this prospectus of 7,310,744 shares of our common stock, including 3,010,306 shares of our common stock issuable upon exercise of the warrants held by the selling security holders. These existing holders of our common stock are referred to as selling security holders throughout this prospectus.

All of the shares of common stock offered by this prospectus are being sold by the selling security holders. It is anticipated that the selling security holders will sell these shares of common stock from time to time in one or more transactions, in negotiated transactions or otherwise, at prevailing market prices or at prices otherwise negotiated. We will not receive any proceeds from the sales of shares of common stock by the selling security holders. We have agreed to pay all fees and expenses incurred by us incident to the registration of our common stock, including SEC filing fees. Each selling security holder will be responsible for all costs and expenses in connection with the sale of their shares of common stock, including brokerage commissions or dealer discounts.

Our common stock is currently traded on the Over-The-Counter Bulletin Board, commonly known as the OTC Bulletin Board (“OTCBB”), under the symbol “EMIS.” As of April 5, 2012, the closing sale price of our common stock was $0.34 per share.

Investing in our securities involves substantial risks. You should carefully consider the matters discussed under the section entitled “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April     , 2012

PROSPECTUS SUMMARY

This summary highlights information contained throughout this prospectus and is qualified in its entirety to the more detailed information and financial statements included elsewhere or incorporated by reference herein. This summary may not contain all of the information that may be important to you. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. Before making an investment decision, you should read carefully the entire prospectus, including the information under “Risk Factors” beginning on page 5 and our financial statements and related notes and other documents incorporated herein by reference.

Overview of the Company

Introduction and History

Emisphere Technologies, Inc. (“Emisphere,” “the Company,” “our,” “us,” or “we”) is a biopharmaceutical company that focuses on a unique and improved delivery of therapeutic molecules or nutritional supplements using its Eligen® Technology. These molecules could be currently available or are under development. Such molecules are usually delivered by injection; in many cases, their benefits are limited due to poor bioavailability, slow on-set of action or variable absorption. In those cases, our technology may increase the benefit of the therapy by improving bioavailability or absorption or by decreasing time to onset of action. The Eligen® Technology can be applied to the oral route of administration as well other delivery pathways, such as buccal, rectal, inhalation, intra-vaginal or transdermal. The Eligen® Technology can make it possible to deliver certain therapeutic molecules orally without altering their chemical form or biological activity. Eligen® delivery agents, or “carriers”, facilitate or enable the transport of therapeutic molecules across the mucous membranes of the gastrointestinal tract, to reach the tissues of the body where they can exert their intended pharmacological effect. Our core business strategy is to develop oral forms of drugs or nutrients that are not currently available or have poor bioavailability in oral form, by applying the Eligen® Technology to those drugs or nutrients. Our development efforts are conducted internally or in collaboration with corporate development partners. Typically, the drugs that we target are at an advanced stage of development, or have already received regulatory approval, and are currently available on the market. Our website is www.emisphere.com. The contents of that website are not incorporated herein by reference. Investor related questions should be directed to info@emisphere.com.

Since our inception in 1986, substantial efforts and resources have been devoted to understanding the Eligen® Technology and establishing a product development pipeline that incorporated this technology with selected molecules. Since 2007, Emisphere has undergone many changes. New senior management was hired, the Eligen® Technology was reevaluated and our corporate strategy was refocused on commercializing it as quickly as possible, building high-value partnerships and reprioritizing the product pipeline. Spending was redirected and aggressive cost control initiatives were implemented. These changes resulted in redeployment of resources to programs. We continue to develop potential product candidates in-house and we demonstrated and enhanced the value of the Eligen® Technology. Further development, exploration and commercialization of the technology entail risk and operational expenses. However, we have refocused our efforts on strategic development initiatives and cost control and continue to aggressively seek to reduce non-strategic spending.

The Eligen® Technology

The Eligen® Technology is a broadly applicable proprietary oral drug delivery technology based on the use of proprietary synthetic chemical compounds known as EMISPHERE® delivery agents, or carriers. These delivery agents facilitate and enable the transport of therapeutic macromolecules (such as proteins, peptides, and polysaccharides) and poorly absorbed small molecules across biological membranes. The Eligen® Technology not only facilitates absorption, but it acts rapidly in the upper sections of the GI where absorption is thought to occur. With the Eligen® Technology, most of the molecules reach the general circulation in less than an hour post-dose. Rapid absorption can limit enzymatic degradation that typically affects macromolecules or can be advantageous in cases where time to onset of action is important (i.e. analgesics). Another characteristic that distinguishes Eligen® from the competition is absorption takes place through a transcellular, not paracellular, pathway. This underscores the safety of Eligen® as the passage of the Eligen® carrier and the molecule preserve the integrity of the tight junctions within the cell and reduces any likelihood of inflammatory processes and autoimmune gastrointestinal diseases. Furthermore, Eligen® Technology carriers are rapidly absorbed, distributed, metabolized and eliminated from the body, they do not accumulate in the organs and tissues and they are considered safe at anticipated doses and dosing regimens.

The Eligen® Technology was extensively reevaluated in 2007 by our scientists, senior management and expert consultants. Based on this analysis, we believe that our technology can enhance overall healthcare, including patient accessibility and compliance, while benefiting the commercial pharmaceutical marketplace and driving company valuation. The application of the Eligen® Technology is potentially broad and may provide for a number of opportunities across a spectrum of therapeutic modalities.

Implementing the Eligen® Technology is quite simple. It only requires co-mixing a drug or nutritional supplement and an Eligen® carrier to produce an effective formulation. The carrier does not alter the chemical properties of the drug nor its biological activity. Some therapeutic molecules are better suited for use with the Eligen® Technology than others. Drugs or nutritional supplements whose bioavailability is limited by poor membrane permeability or chemical or biological degradation, and which have a moderate-to-wide therapeutic index, appear to be the best candidates. Drugs with a narrow therapeutic window or high molecular weight may not be favorable with the technology.

We believe that our Eligen® Technology makes it possible to safely deliver a therapeutic macromolecule orally or increase the absorption of a poorly absorbed small molecule without altering its chemical composition or compromising the integrity of biological membranes. We believe that the key benefit of our Eligen® Technology is that it improves the ability of the body to absorb small and large molecules.

Emisphere Today

During 2011, the Company faced formidable challenges, yet continued to focus on efforts to apply the Eligen® Technology and realize its value by developing profitable commercial applications. The application of the Eligen® Technology is potentially broad and may provide for a number of opportunities across a spectrum of therapeutic modalities or nutritional supplements. We continued to develop our product pipeline utilizing the Eligen® Technology with prescription and nonprescription product candidates. We prioritized our development efforts based on overall potential returns on investment, likelihood of success, and market and medical needs. Our goal is to implement our Eligen® Technology to enhance overall healthcare, including patient accessibility and compliance, while benefiting the commercial pharmaceutical/healthcare marketplace and driving company valuation.

To accelerate commercialization of the Eligen® Technology, Emisphere embarked on a two-pronged strategy. First, we concentrated on prescription molecules and nutritional supplements obtained through partnerships with other pharmaceutical companies for molecules where oral absorption is difficult yet substantially beneficial if proven. With prescription molecules, we are working to generate new interest in the Eligen® Technology with potential partners and attempting to expand our current collaborative relationships to take advantage of the critical knowledge that others have gained by working with our technology. Second, we continue to pursue commercialization of product candidates developed internally. We believe that these internal candidates need to be developed with reasonable investment in an acceptable time period and with a reasonable risk-benefit profile.

To support our internal development programs, the Company implemented its new commercialization strategy for the Eligen® Technology. Using extensive safety data available for its Sodium N-[8-(2-hydroxybenzoyl) Amino] Caprylate (“SNAC”) carrier, the Company obtained GRAS (“Generally Recognized as Safe”) status for its SNAC carrier, and then applied the Eligen® Technology with B12, another GRAS substance where bioavailability and absorption is difficult and improving such absorption would yield substantial benefit and value. Given sufficient time and resources, the Company intends to apply this strategy to develop other products. Examples of other GRAS substances that may be developed into additional commercial products using this strategy would include vitamins such as other B Vitamins, minerals such as iron, and other supplements such as the polyphenols and catechins, among others. A higher dose (1000 mcg) formulation of Eligen® B12, for use by patients who are Vitamin B12 deficient, is under development.

Funding required to continue developing our product pipeline may be partially paid by income-generating license arrangements whose value tends to increase as product candidates move from pre-clinical into clinical development. It is our intention that investments that may be required to fund our research and development will be approached incrementally in order to minimize disruption or dilution. Notwithstanding the Company’s optimism for the technology, Emisphere was adversely affected by the announcement by its research collaboration partner Novartis Pharma AG (“Novartis”) of the termination of its oral human growth hormone, osteoarthritis, and osteoporosis programs involving Emisphere’s Eligen® technology, as discussed further below.

The Company also continues to focus on improving operational efficiency. By terminating the lease of our research and development facility in Tarrytown, NY and by utilizing independent contractors to conduct research and development, we reduced our annual operating costs by approximately 80% from 2008 levels. Annual cash expenditures in 2010 and 2011 were reduced by approximately $1.1 million and $3.4 million, respectively, and the resulting cash burn rate to support continuing operations is approximately $6 million per year. Additionally, we expect to accelerate the commercialization of the Eligen® Technology in a cost effective way and to gain operational efficiencies by tapping into advanced scientific processes offered by independent contractors.

We have limited capital resources and operations to date have been funded with the proceeds from collaborative research agreements, public and private equity and debt financings and income earned on investments. During 2011, the Company received $1.5 million by participating in the Technology Business Tax Certificate Transfer Program, sponsored by the New Jersey Economic Development Authority. That amount is sufficient to support the Company’s continuing operations for approximately three months. We anticipate that we will continue to generate significant losses from operations for the foreseeable future, and that our business will require substantial additional investment that we have not yet secured. As such, we anticipate that our existing capital resources will enable us to continue operations through approximately September 26, 2012, at which time the MHR Convertible Notes, described below, come due, or earlier if unforeseen events or circumstances arise that negatively affect our liquidity. Further, we have significant future commitments and obligations. On September 26, 2005, we executed a Senior Secured Loan Agreement (the “Loan Agreement”) with MHR Fund Management, LLC and entities affiliated with it (collectively, “MHR”). The Loan Agreement, as amended, provides for a seven year, $15 million secured loan from MHR to us at an interest rate of 11% (the “Loan”). Under the Loan Agreement, MHR requested, and on May 16, 2006 we effected, the exchange of the Loan for 11% senior secured convertible notes (the “MHR Convertible Notes”) with substantially the same terms as the Loan Agreement, except that the MHR Convertible Notes are convertible, at the sole discretion of MHR or any assignee thereof, into shares of our common stock at a price per share of $3.78. Interest will be payable in the form of additional MHR Convertible Notes rather than in cash. The MHR Convertible Notes are secured by a first priority lien in favor of MHR on substantially all of our assets. As of December 31, 2011, the book value of MHR Notes outstanding including principal, interest and discount for warrant purchase option and embedded conversion features is $25.4 million. The amount payable at maturity will be approximately $30.5 million.

On September 26, 2012, or earlier if an event of default occurs, the MHR Convertible Notes provide for the immediate repayment of the Notes. At such time, we may not be able to make the required payment, and if we are unable to pay the amount due under the MHR Convertible Notes, the resulting default would enable MHR to foreclose on all of our assets. Any of the foregoing events would have a material adverse effect on our business and on the value of our stockholders’ investments in our common stock.

While our plan is to raise capital when needed and/or to pursue partnering opportunities, we cannot be sure that our plans will be successful. These conditions raise substantial doubt about our ability to continue as a going concern. Consequently, the audit reports prepared by our independent registered public accounting firm relating to our financial statements for the years ended December 31, 2011, 2010 and 2009 include an explanatory paragraph expressing the substantial doubt about our ability to continue as a going concern. We are pursuing new as well as enhanced collaborations and exploring other financing options, with the objective of minimizing dilution and disruption. If we fail to raise additional capital or obtain substantial cash inflows from existing partners prior to September 26, 2012, we could be forced to cease operations.

Company Information

Our principal executive offices are located at 240 Cedar Knolls Road, Cedar Knolls, New Jersey. Our telephone number is (973) 532-8000, fax number is (973) 532-8121 and our website address is www.emisphere.com. The information on our website is not incorporated by reference into this prospectus and should not be relied upon with respect to this offering.

Since June 9, 2009, our common stock has been trading on the OTCBB.

About this Prospectus

Unless the context otherwise requires, all references to “Emisphere,” “we,” “us,” “our,” “our company,” or “the Company” in this prospectus refer to Emisphere Technologies, Inc., a Delaware corporation.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. For further information, please see the section of this prospectus entitled “Where You Can Find More Information.” We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

We obtained statistical data, market data and other industry data and forecasts used throughout this prospectus from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information. We have not sought the consent of the sources to refer to their reports appearing in this prospectus.

This prospectus contains trademarks, tradenames, service marks and service names of Emisphere Technologies, Inc. and other companies.

Private Placement of Common Shares and Warrants

On June 30, 2011, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with the selling security holders to sell an aggregate of 4,300,438 shares of our common stock and warrants to purchase a total of 3,010,306 shares of our common stock for gross proceeds, before deducting fees and expenses and excluding the proceeds, if any, from the exercise of the warrants of $3,749,982 (the “Private Placement”). Each unit, consisting of one share of common stock and a warrant to purchase 0.7 shares of common stock, was sold at a purchase price of $0.872. The warrants are exercisable at an exercise price of $1.09 per share beginning immediately after issuance and expire 5 years from the date of issuance. The exercise price of the warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The Private Placement closed on July 6, 2011, after the satisfaction of customary closing conditions, and we issued the shares of common stock and the warrants to the selling security holders on such closing date.

In connection with the Securities Purchase Agreement, on July 6, 2011, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the selling security holders. Pursuant to the Registration Rights Agreement, we agreed to provide certain registration rights to the selling security holders under the Securities Act and applicable state securities laws and also agreed to file a registration statement with the SEC within 20 days of the closing date and to use our reasonable best efforts to have such registration statement declared effective as soon as practicable, but in no event later than 60 days of the closing date of the private placement (90 days in the event the SEC reviews the registration statement).

Pursuant to the Securities Purchase Agreement and the Registration Rights Agreement, we are registering 7,310,744 shares of our common stock under the Securities Act, which includes 3,010,306 shares of common stock issuable upon exercise of the warrants held by the selling security holders. All 7,310,744 shares of common stock are being offered pursuant to this prospectus.

The Offering

Common Stock being offered by the selling security holders	Up to 7,310,744 shares of our common stock, including 3,010,306 shares of our common stock issuable upon exercise of the warrants held by the selling security holders.

Common Stock outstanding prior to the offering	60,687,478 shares of common stock (1)

Common Stock to be outstanding after the offering	63,697,784 shares of common stock (2)

Use of proceeds	We will not receive any proceeds from the sales of shares of common stock by the selling security holders.

OTCBB symbol	Our common stock is currently traded on the OTCBB under the symbol “EMIS.”

Risk factors	Investing in our securities involves a high degree of risk. You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page 5 of this prospectus and all other information in this prospectus before investing in our securities.

(1)	Based upon the total number of issued and outstanding shares as of March 1, 2012, which does not include the shares of our common stock issuable upon exercise of the warrants held by the selling security holders.

(2)	Based upon the total number of issued and outstanding shares as of March 1, 2012, including shares of our common stock issuable upon exercise of the warrants held by the selling security holders but excluding:

•	3,168,630 shares issuable upon the exercise of stock options outstanding at a weighted average exercise price of $3.03 as of December 31, 2011;

•

14,833,421 shares issuable upon exercise of outstanding warrants or options to purchase warrants (excluding the warrants held by the selling security holders) at a weighted average exercise price of $1.25 as of December 31, 2011; and

•

7,447,995 shares issuable upon conversion of a convertible note at a conversion price of $3.78 which shall be issued to MHR upon exchange by MHR of the $25.44 million note payable to MHR for such convertible note as of December  31, 2011.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below under the heading “Risks Related to this Offering”, the “Risk Factors” included under Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated herein by reference, and the other information contained in this prospectus before deciding to invest in our securities. In addition, please read “Special Note Regarding Forward-Looking Statements” in this prospectus, where we describe the forward-looking statements included or incorporated by reference in this prospectus. The risks described below and set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 are not the only ones facing our company. Additional risks not presently known to us or that we currently consider immaterial may also adversely affect our business. If any of the following risks actually happen, our business, financial condition and operating results could be materially adversely affected. In this case, you could lose all or part of your investment.

Special Note Regarding Forward-Looking Statements

From time to time, information provided by us, statements made by our employees or information included in our filings with the SEC (including this Report) may contain statements that are not historical facts, so-called “forward-looking statements,” which involve risks and uncertainties. Such forward-looking statements are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In some cases you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “will,” “expect,” “intend,” “plans,” “predict,” “anticipate,” “estimate,” “continue,” “believe” or the negative of these terms or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this Report.

Our actual future results may differ significantly from those stated in any forward-looking statements. Factors that may cause such differences include, but are not limited to, the factors discussed below. Each of these factors, and others, are discussed from time to time in our filings with the SEC.

Risks Related to This Offering

Our common stock is traded on the Over-the-Counter Bulletin Board.

The Company’s securities began trading on the Over-the-Counter Bulletin Board (the “OTCBB”), an electronic quotation service maintained by the Financial Industry Regulatory Authority, effective with the open of business on June 9, 2009. The Company’s trading symbol has remained EMIS; however, it is our understanding that, for certain stock quote publication websites, investors may be required to key EMIS.OB to obtain quotes.

Because our stock is traded on the Over-the-Counter Bulletin Board market, selling our common stock could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced or harder to obtain. In addition, because our common stock was de-listed from the NASDAQ Capital Market, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our common stock, further limiting the liquidity thereof. These factors could result in lower prices and larger spreads in the bid and ask prices for shares of our common stock and/or limit an investor’s ability to execute a transaction.

The listing on the OTCBB or future declines in our stock price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, and could significantly increase the ownership dilution to stockholders caused by our issuing equity in financing or other transactions.

Shares issuable upon the conversion of warrants or the exercise of outstanding options may substantially increase the number of shares available for sale in the public market and depress the price of our common stock.

As of December 31, 2011, we had outstanding warrants exercisable for an aggregate of 17,843,729 shares of our common stock at a weighted average exercise price of $1.22 per share. In addition, as of December 31, 2011, options to purchase an aggregate of 3,168,630 shares of our common stock were outstanding at a weighted average exercise price of $3.03 per share. As of December 31, 2011, 1,399,618 shares of our stock were available for future option grants under our 2007 Stock Option Plan. To the extent any of these warrants or options are exercised and any additional options are granted and exercised, there will be further dilution to investors. Until the options and warrants expire, these holders will have an opportunity to profit from any increase in the market price of our common stock without assuming the risks of ownership. Holders of options and warrants may convert or exercise these securities at a time when we could obtain additional capital on terms more favorable than those provided by the options or warrants. The exercise of the options and warrants will dilute the voting interest of the owners of presently outstanding shares by adding a substantial number of additional shares of our common stock.

The price you pay in this offering will fluctuate and may be higher or lower than the prices paid by other individuals or entities participating in this offering.

The price you pay in this offering may fluctuate based on the prevailing market price of our common stock on the OTCBB. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

There is an increased potential for short sales of our common stock due to the sales of shares issued upon exercise of warrants or options, which could materially affect the market price of the stock.

Downward pressure on the market price of our common stock that likely will result from sales of our common stock issued in connection with an exercise of warrants or options could encourage short sales of our common stock by market participants. Generally, short selling means selling a security, contract or commodity not owned by the seller. The seller is committed to eventually purchase the financial instrument previously sold. Short sales are used to capitalize on an expected decline in the security’s price. As the holders exercise their warrants or options, we issue shares to the exercising holders, which such holders may then sell into the market. Such sales could have a tendency to depress the price of the stock, which could increase the potential for short sales. Additionally, one or more registration statements for shares/warrants could increase the possibility of such short sales.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling security holders. All net proceeds from the sale of the common stock covered by this prospectus will go to the selling security holders. We will pay the expenses of registration of these shares, including legal and accounting fees.

DILUTION

We are not offering or selling any of the shares of common stock in this offering. All of the offered shares of our common stock are held by selling security holders and, accordingly, no dilution will result from the sale of the securities.

SELLING SECURITY HOLDERS

The shares of common stock being offered by the selling security holders are those previously issued to the selling security holders and those issuable to the selling security holders upon exercise of the warrants. For additional information regarding the issuance of common stock and the warrants, see “Private Placement of Common Shares and Warrants” above. We are registering the shares of common stock in order to permit the selling security holders to offer the shares for resale from time to time. Except for the ownership of the common stock and the warrants issued pursuant to the Securities Purchase Agreement, the selling security holders have not had any material relationship with us within the past three years.

The table below lists the selling security holders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of common stock held by each of the selling security holders. The second column lists the number of shares of common stock beneficially owned by the selling security holders, based on their respective ownership, of shares of common stock, as of July 7, 2011, assuming exercise of the warrants held by each such selling security holders on that date but taking account of any limitations on exercise set forth therein. In some instances, these amounts include shares beneficially owned by such security holders in connection with the 2010 Private Placement (as defined below) that have been registered by us pursuant to that certain Registration Statement on Form S-1 (File No. 333-169385) originally declared effective by the Securities and Exchange Commission on October 12, 2010 (the “2010 Private Placement Resale Registration Statement”).

The third column lists the shares of common stock being offered by this prospectus by the selling security holders and does not take in account any limitations on exercise of the warrants set forth therein.

In accordance with the terms of the Registration Rights Agreement with the holders of the common stock and the warrants, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued in connection with the Securities Purchase Agreement, and (ii) maximum number of shares of common stock issuable upon exercise of the warrants, in each case, determined as if the outstanding warrants were exercised in full (without regard to any limitations on exercise contained therein) as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. Because the exercise price of the warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling security holders pursuant to this prospectus and the prospectus filed with the 2010 Private Placement Resale Registration Statement.

Under the terms of the warrants, a selling security holder, other than Bai Ye Feng, may not exercise the warrants to the extent (but only to the extent) such selling security holders or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.9%. The number of shares in the second column reflects these limitations. The selling security holders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Security Holder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock of Owned After Offering (1)
Bai Ye Feng	6,184,389	1,169,724	—
Anson Investments Master Fund LP	974,770	974,770	—
Iroquois Master Fund, Ltd.(2)	1,349,770	974,770	—
Cranshire Capital, L.P.(3)	1,092,649	916,285	—
Freestone Advantage Partners, LP(4)	71,762	58,487	—
EOS Holdings LLC(6)	3,068,136	1,559,633	—
Kingsbrook Opportunities Master Fund LP (5)	974,770	974,770	—
HF H VICTOR UW VICTOR ART 7	117,476	97,476	—
Shipman & Goodwin Profit Sharing Retirement Trust FBO James T. Betts	194,954	194,954	—
Huaidong Wang	173,400	173,400	—
Son Nam Nguyen	198,449	119,000	—
Pine Lodge Capital Company LTD	97,476	97,476	—
Total:		7,310,744	—

(1)	Assuming the sale of all shares offered by the selling security holders pursuant to this prospectus and the prospectus filed by us with the Registration Statement on Form S-1 (File No. 333-169385), originally declared effective by the Securities and Exchange Commission on October 12, 2010, in connection with the 2010 Private Placement (as defined below).
(2)	Iroquois Capital Management L.L.C. (“Iroquois Capital”) is the investment manager of Iroquois Master Fund, Ltd (“IMF”). Consequently, Iroquois Capital has voting control and investment discretion over securities held by IMF. As managing members of Iroquois Capital, Joshua Silverman and Richard Abbe make voting and investment decisions on behalf of Iroquois Capital in its capacity as investment manager to IMF. As a result of the foregoing, Mr. Silverman and Mr. Abbe may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by IMF.

(3)	Downsview Capital, Inc. (“Downsview”) is the general partner of Cranshire Capital, L.P. (“Cranshire”) and consequently has voting control and investment discretion over securities held by Cranshire. Mitchell P. Kopin (“Mr. Kopin”), President of Downsview, has voting control over Downsview. As a result of the foregoing, each of Mr. Kopin and Downsview may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares of common stock beneficially owned by Cranshire.
(4)	Downsview Capital, Inc. (“Downsview”) is the investment manager for a managed account of Freestone Advantage Partners, LP and consequently has voting control and investment discretion over securities held in such account. Mitchell P. Kopin (“Mr. Kopin”), President of Downsview, has voting control over Downsview. As a result, each of Mr. Kopin and Downsview may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares held in such account which are being registered hereunder.
(5)	Kingsbrook Partners LP (“Kingsbrook Partners”) is the investment manager of Kingsbrook Opportunities Master Fund LP (“Kingsbrook Opportunities”) and consequently has voting control and investment discretion over securities held by Kingsbrook Opportunities. Kingsbrook Opportunities GP LLC (“Opportunities GP”) is the general partner of Kingsbrook Opportunities and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Opportunities. KB GP LLC (“GP LLC”) is the general partner of Kingsbrook Partners and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Partners. Ari J. Storch, Adam J. Chill and Scott M. Wallace are the sole managing members of Opportunities GP and GP LLC and as a result may be considered beneficial owners of any securities deemed beneficially owned by Opportunities GP and GP LLC. Each of Kingsbrook Partners, Opportunities GP, GP LLC and Messrs. Storch, Chill and Wallace disclaim beneficial ownership of these securities.
(6)	Pursuant to the terms of the warrants issued on July 6, 2011, EOS Holdings LLC will only be able to exercise its warrant for that number of shares that, when combined with the number of shares owned directly, would not exceed 4.9% beneficial ownership, as calculated in accordance with SEC regulations.

PLAN OF DISTRIBUTION

We are registering the shares of common stock previously issued and the shares of common stock issuable upon exercise of the warrants to permit the resale of these shares of common stock by the holders of the common stock and warrants from time to time after the effective date of this registration statement. We will not receive any of the proceeds from the sale by the selling security holders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling security holders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling security holders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales made after the date the Registration Statement is declared effective by the SEC;

•	agreements entered into between broker-dealers and a selling security holder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling security holders may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling security holders may transfer the shares of common stock by other means not described in this prospectus. If the selling security holders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling security holders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling security holders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling security holders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling security holders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling security holders may pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus. The selling security holders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling security holders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling security holders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling security holder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling security holders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling security holders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the Registration Rights Agreement, estimated to be approximately $100,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling security holder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling security holders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling security holders will be entitled to contribution. We may be indemnified by the selling security holders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling security holder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The following summary of certain provisions of our common stock does not purport to be complete. You should refer to our amended and restated certificate of incorporation, as amended, and our by-laws, as amended, both of which are incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share. As of March 1, 2012, there were 60,687,478 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, and do not have cumulative voting rights. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds, and subject to any preferential dividend rights of any then outstanding preferred stock. Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to any liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive, subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are, and the shares offered by us in this offering will be when issued and paid for, fully paid and non-assessable.

Preferred Stock

We are authorized to issue 1,000,000 shares of preferred stock, par value $.01 per share. As of March 1, 2012, there were no shares of preferred stock outstanding. Our board of directors has the authority, subject to certain restrictions, without further stockholder approval, to issue, at any time and from time to time, shares of preferred stock in one or more series. Each such series shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and preemptive rights, to the full extent now or hereafter permitted by the laws of the State of Delaware.

The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Such rights may include voting and conversion rights which could adversely affect the holders of the common stock. Satisfaction of any dividend preferences of outstanding preferred stock would reduce the amount of funds available, if any, for the payment of dividends on common stock. Holders of preferred stock would typically be entitled to receive a preference payment.

Warrants

Warrants to purchase shares of our common stock have been issued in conjunction with various financing transactions. The following table summarizes warrants outstanding as of March 1, 2012:

Related Transaction	Number of shares of common stock issuable upon exercise of the warrants (1)	Exercise period	Exercise price (1) (2)
August 2007 Offering	400,000	8/22/07 — 8/21/12	$3.948
August 2009 Offering	3,729,323	8/21/09 — 8/21/14	$0.713	(3)
Warrants issued to MHR June 2010	865,000	6/8/10 — 8/21/14	$2.900
August 2010 Offering	5,058,792	8/26/10 — 8/26/15	$1.260
Warrants issued to MHR August 2010	975,000	8/26/10 — 8/26/15	$1.260
July 2011 Offering	6,020,614	7/6/11 — 7/6/16	$1.090
Warrants issued to MHR July 2011	795,000	7/6/11 — 7/6/16	$1.090

(1)	The exercise price and the number of shares of common stock purchasable upon the exercise of the warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, and combinations of our common stock.
(2)	The exercise price of the warrants is subject to adjustment upon the occurrence of certain events, including the issuance by Emisphere of common stock or common stock equivalents that have an effective price that is less than the exercise price of the warrants.
(3)	Reflects the weighted average exercise price of the August 2009 Offering warrants.

Before exercising their warrants, holders of warrants do not have any of the rights of holders of the securities purchasable upon such exercise, including, any right to receive dividends or payments upon our liquidation, dissolution or winding up or to exercise voting rights.

Stockholder Rights Plan

The Company’s board of directors has adopted a stockholder rights plan. The stockholder rights plan was adopted to give the board of directors increased power to negotiate in our best interests and to discourage appropriation of control of our Company at a price that is unfair to our stockholders. The stockholder rights plan is not applicable to MHR. It is not intended to prevent fair offers for acquisition of control determined by our board of directors to be in our best interests and the best interests of our Company’s stockholders, nor is it intended to prevent a person or group from obtaining representation on or control of our board of directors through a proxy contest, or to relieve our board of directors of its fiduciary duty concerning any proposal for our acquisition in good faith.

The stockholder rights plan involves the distribution of one “right” as a dividend on each outstanding share of our common stock to all holders of record on April 7, 2006, and an ongoing distribution of one right with respect to each share of our common stock issued subsequently. Each right shall entitle the holder to purchase one one-hundredth of a share of Series A Junior Participating Cumulative Preferred Stock. The rights trade in tandem with the common stock until, and become exercisable upon, the occurrence of certain triggering events, and the exercise price is based on the estimated long-term value of our common stock. The exercise of these rights becomes economically attractive upon the triggering of certain “flip-in” or “flip-over” rights which work in conjunction with the stockholder rights plan’s basic provisions. The flip-in rights will permit the preferred stock’s holders to purchase shares of common stock at a discounted rate, resulting in substantial dilution of an acquirer’s voting and economic interests in our company. The flip-over element of the stockholder rights plan involves certain mergers or significant asset purchases, which trigger certain rights to purchase shares of the acquiring or surviving company at a discount. The stockholder rights plan contains a “permitted offer” exception which allows offers determined by our board of directors to be in our best interests and the best interests of our stockholders to take place free of the diluting effects of the stockholder rights plan’s mechanisms.

The board of directors retains the right, at all times prior to acquisition of 20% of the Company’s voting common stock by an acquirer, to discontinue the stockholder rights plan through the redemption of all rights, or to amend the stockholder rights plan in any respect.

Delaware Law and Certain By-Law Provisions

Certain provisions of our by-laws are intended to strengthen our board of directors’ position in the event of a hostile takeover attempt. These by-law provisions have the following effects:

•

they provide that only persons who are nominated in accordance with the procedures set forth in the by-laws shall be eligible for election as directors, except as may be otherwise provided in the by-laws;

•

they provide that only business brought before the annual meeting by our board of directors or by a stockholder who complies with the procedures set forth in the by-laws may be transacted at an annual meeting of stockholders; and

•	they establish a procedure for our board of directors to fix the record date whenever stockholder action by written consent is undertaken.

Furthermore, our Company is subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the corporation’s voting stock.

In connection with the transactions contemplated by the Senior Secured Loan Agreement and the Investment and Exchange Agreement, on September 29, 2005, the Board of Directors approved amendments to our By-Laws, which became effective as of such date in order to provide that:

•

The MHR Director may be nominated for election to the Board by MHR for so long as MHR shall continue to hold at least 2% of the shares of our outstanding Common Stock, warrants or other equity securities convertible into, or exchangeable for, any Common Stock at a conversion price or exchange rate that is equal to or less than the closing price per share of Common Stock on the trading date immediately prior to such calculation, and that the MHR Director shall, to the extent permitted by law or any applicable rule or listing standard of any applicable securities exchange or market, be a member of each committee of the Board and shall be entitled to attend a meeting of any such committee;

•	MHR and the Board shall promptly select the Mutual Director, the Mutual Director shall be nominated for election to the Board and the Board shall elect the Mutual Director;

•

MHR shall have the right to appoint the MHR Observer and the MHR Observer shall have the right to attend meetings of the Board and any committees thereof, solely in a non-voting capacity, and to receive all notices, written materials and other information given to directors in connection with such meetings, subject only to attorney-client privilege considerations;

•	The number of directors on the Board may only be increased upon the unanimous vote or unanimous written consent of the Board;

•

Any vacancy on the Board created by the resignation, removal or other discontinuation of service as a member of the Board of the MHR Director shall be filled by an individual who shall have been (i) designated by the MHR Director prior to the effectiveness of such vacancy, other than in the case of removal of the MHR Director for cause, or (ii) nominated or approved in writing by both a majority of the Board of Directors and MHR, in the case of removal of the MHR Nominee for cause;

•

Any vacancy on the Board created by the resignation, removal or other discontinuation of service as a member of the Board of the Mutual Director shall only be filled by an individual who shall have been nominated or approved in writing by both a majority of the Board and MHR;

•

The existing removal provisions of the By-Laws be deleted in their entirety and replaced with provisions providing that any director, other than the MHR Director and the Mutual Director, may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote at the election of directors and that the MHR Director and the Mutual Director, may be removed, with or without cause, by the affirmative vote of the holders of at least 85% of the shares of common stock outstanding and entitled to vote at the election of directors, provided that the stockholder vote requirement shall cease to have any force or effect after MHR shall cease to hold at least 2% of the shares of the Company’s outstanding common stock, warrants or other equity securities convertible into, or exchangeable for, any Common Stock at a conversion price or exchange rate that is equal to or less than the closing price per share of Common Stock on the trading date immediately prior to such calculation;

•	A quorum for the transaction of business must include the MHR Director and the Mutual Director while in office instead of a mere majority of the Board;

•

The rights in the By-Laws appurtenant to MHR may only be altered, amended or repealed with the unanimous vote or unanimous written consent of the Board or the affirmative vote of the holders of at least 85% of the shares of common stock outstanding and entitled to vote at the election of directors, provided that the stockholder vote requirement shall cease to have any force or effect after MHR shall cease to hold at least 2% of the shares of fully diluted Common Stock; and

•

The Board may not adopt any resolution setting forth, or call any meeting of stockholders for the purpose of approving, any amendment to the By-Laws that would adversely affect the rights of MHR set forth therein without a vote in favor of such resolution by the MHR Director for so long as MHR continues to hold at least 2% of the shares of fully diluted Common Stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and rights is The Bank of New York Mellon, 111 Founders Plaza-Suite 1100, East Hartford, CT 06108.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect trading prices of our common stock from time to time. As of March 1, 2012, 60,687,478 shares of our common stock were issued and outstanding. 4,300,438 of such shares and an additional 3,010,306 shares of common stock issuable upon exercise of the warrants covered by this registration statement will, upon effectiveness, be freely tradable without restriction or further registration under the Securities Act.

As of December 31, 2011, there are a total of 3,168,630 available shares of Common Stock to be issued upon the exercise of options that have been or may be granted to employees, consultants or members of our Board of Directors under our existing equity compensation plans, including the 1991 Stock Option Plan, 1995 Stock Option Plan, 2000 Stock Option Plan, the 2002 Broad Based Plan, the 2007 Stock Award and Incentive Plan, the Stock Incentive Plan for Outside Directors and the Directors Deferred Compensation Plan. Such shares of Common Stock are covered by the Form S-8 registration statements filed by us with the SEC and generally may be resold in the public market without restriction or limitation, except in the case of our affiliates who generally may only resell such shares in accordance with the provisions of Rule 144 under the Securities Act.

Rule 144

In general, under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume of our common stock during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus has been passed upon for Emisphere Technologies, Inc. by Brown Rudnick LLP, Boston, Massachusetts.

EXPERTS

The financial statements as of December 31, 2011 and 2010 and for each of the three years in the period ended December 31, 2011 and the effectiveness of internal control over financial reporting as of December 31, 2011 have been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm, as stated in their reports appearing in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2011 and incorporated herein by reference in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing. The report on the Company’s financial statements includes an emphasis paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate certain information into this prospectus by reference as allowed by the Securities and Exchange Commission (the “SEC”), which means that we disclose important information to you by referring you to another document separately filed by us with the SEC. Documents incorporated by reference are considered part of this prospectus. We are incorporating by reference into this prospectus the documents listed below, except to the extent superseded by information contained herein:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which we filed with the SEC on March 21, 2012; and

•	Our Current Report on Form 8-K filed with the SEC on March 1, 2012.

Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes the statement. Any statements so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon written or oral request, we will provide to any person to whom this prospectus is delivered a copy of any document that has been incorporated by reference into this prospectus at no cost to the requester. To request a copy of any or all of these documents, you should write or telephone us at: Investor Relations Department, Emisphere Technologies, Inc., 240 Cedar Knolls Road, Suite 200, Cedar Knolls, New Jersey 07927, (973) 532-8000. In addition, each document incorporated by reference is readily accessible at our Web site address at http://ir.emisphere.com/index.cfm by clicking on “Financial Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other documents with the SEC under the Exchange Act. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including Emisphere, that file electronically with the SEC. The public can obtain any documents that Emisphere files with the SEC at www.sec.gov.

We also make available free of charge on or through our Internet website (www.emisphere.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Section 16 filings, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) or Section 16 of the Exchange Act as soon as reasonably practicable after we or the reporting person electronically files such material with, or furnishes it to, the SEC. Our Internet website and the information contained therein or connected thereto are not intended to be incorporated into the Annual Report or this registration statement.

Our Board of Directors has adopted a Code of Business Conduct and Ethics which is posted on our website at http://ir.emisphere.com/documentdisplay.cfm?DocumentID=4947.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

7,310,744 Shares of Common Stock

PROSPECTUS

                    , 2012

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. For further information, please see the section of this prospectus entitled “Where You Can Find More Information.” We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses, other than underwriting discounts and commissions, if any, payable by us in connection with the offering of securities described in this registration statement. All amounts shown are estimates, except for the SEC filing fee. The registrant will bear all expenses shown below.

SEC filing fee	$857
Accounting fees and expenses	$12,500
Legal fees and expenses	$60,000
Miscellaneous	$25,000

Total	$98,357

Item 14. Indemnification of Directors and Officers.

The registrant’s by-laws, as amended to date, provide for the indemnification of our officers and directors to the fullest extent permitted by Chapter 1, Section 145 of the Delaware General Corporation Law (“DGCL”) (as from time to time amended), provided such officer or director acts in good faith and in a manner which such person reasonably believes to be in or not opposed to our best interests, and with respect to any criminal matter, had no reasonable cause to believe such person’s conduct was unlawful.

Section 145(a) of the DGCL states:

“A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.”

The registrant’s by-laws, as amended, also provide that, to the fullest extent permitted by the DGCL, the registrant will pay the expenses of the directors and officers of the Company incurred in defending a civil or criminal action, suit or proceeding, as such expenses are incurred and in advance of the final disposition of such matter, upon receipt of an undertaking in form and substance acceptable to our board of directors for the repayment of such advances if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified.

Section 145(c)-(e) of the DGCL state:

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

In addition, the registrant maintains directors’ and officers’ liability insurance which insures against liabilities that its directors and officers may incur in such capacities.

Reference is made to “Undertakings” in Item 17 below, for the registrant’s undertakings in this registration statement with respect to indemnification of liabilities arising under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

On August 25, 2010, we entered into a securities purchase agreement (the “2010 Securities Purchase Agreement”) with certain institutional investors to sell an aggregate of 3,497,528 shares of our common stock and warrants to purchase a total of 2,623,146 shares of our common stock for gross proceeds, before deducting fees and expenses and excluding the proceeds, if any, from the exercise of the warrants of $3,532,503 (the “2010 Private Placement”). Each unit, consisting of one share of common stock and a warrant to purchase 0.75 shares of common stock, was sold at a purchase price of $1.01. The warrants are exercisable at an exercise price of $1.26 per share beginning immediately after issuance and expire 5 years from the date of issuance. The exercise price of the warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The warrants also contain full-ratchet anti-dilution protection for issuances or sales by us of securities below the exercise price of the warrants, but only to the extent as a result of such issuances or sales the exercise or conversion price of the MHR Securities (as defined in the warrant) is actually reduced to a price below the exercise price of the warrants. The full ratchet anti-dilution protection contained in the warrants shall only be effective from the date of the Securities Purchase Agreement until the six month anniversary of the issuance date of the warrants. The 2010 Private Placement closed on August 26, 2010, after the satisfaction of customary closing conditions, and we issued the shares of common stock and the warrants to the selling security holders on such closing date.

Also on August 25, 2010, we also entered into a securities purchase agreement with MHR Fund Management LLC (the “MHR Buyer”) to sell an aggregate of 3,497,528 shares of our common stock and warrants to purchase a total of 2,623,146 shares of our common stock for gross proceeds, before deducting fees and expenses and excluding the proceeds, if any, from the exercise of the warrants of $3,532,503 (the “2010 MHR Private Placement”). Each unit, consisting of one share of common stock and a warrant to purchase 0.75 shares of common stock, was sold at a purchase price of $1.01. The warrants issued to the MHR Buyer had substantially the same terms as the warrants issued to the selling security holders in the 2010 Private Placement. The 2010 MHR Private Placement closed on August 26, 2010, after the satisfaction of customary closing conditions, and we issued the shares of common stock and the warrants to the MHR Buyer on such closing date. The MHR Buyer, together with certain of its affiliated investment funds (collectively, “MHR”), is the holder of our 11% Senior Secured Convertible Notes (the “MHR Senior Secured Notes”).

In connection with the 2010 Private Placement and the 2010 MHR Private Placement, on August 25, 2010, we entered into a Waiver Agreement with MHR (the “2010 Waiver Agreement”), pursuant to which MHR waived certain anti-dilution adjustment rights under the MHR Senior Secured Notes and certain warrants issued by us to MHR that would otherwise have been triggered by the 2010 Private Placement described above. As consideration for such waiver, on August 26, 2010, we issued to MHR a warrant to purchase 975,000 shares of our common stock and agreed to reimburse MHR for 50% of its legal fees up to a maximum reimbursement of $50,000. Such warrant is the same form as the warrants issued in connection with the 2010 MHR Private Placement described above.

The shares of common stock, the warrants and the shares of common stock underlying the warrants sold and issued in connection with the 2010 Private Placement (collectively, the “2010 Private Placement Securities”), the shares of common stock, the warrants and the shares of common stock underlying the warrants sold and issued in connection with the 2010 MHR Private Placement (collectively, the “2010 MHR Private Placement Securities”), and the warrant and the shares of common stock underlying the warrants issued in connection with the 2010 Waiver Agreement (collectively, the “2010 Waiver Securities”) were not registered under the Securities Act at the time of sale, and therefore, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For these issuances, we relied on the exemption from federal registration under Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder, based on our belief that the offer and sale of the 2010 Private Placement Securities, the 2010 MHR Private Placement Securities, and the 2010 Waiver Securities have not and will not involve a public offering, as each purchaser of such securities was, at the time of sale, an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act) and/or a “qualified institutional buyer” (as such term is defined in Rule 144A of the Securities Act), and no general solicitation was involved in connection with the 2010 Private Placement, the 2010 MHR Private Placement or the 2010 Waiver Agreement.

On June 30, 2011, we entered into a securities purchase agreement with the selling security holders to sell an aggregate of 4,300,408 shares of our common stock and warrants to purchase a total of 3,010,307 shares of our common stock for gross proceeds, before deducting fees and expenses and excluding the proceeds, if any, from the exercise of the warrants of $3,749,981 (the “2011 Private Placement”). Each unit, consisting of one share of common stock and a warrant to purchase 0.7 shares of common stock, was sold at a purchase price of $0.872. The warrants are exercisable at an exercise price of $1.09 per share beginning immediately after issuance and expire 5 years from the date of issuance. The exercise price of the warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The 2011 Private Placement closed on July 6, 2011, after the satisfaction of customary closing conditions, and we issued the shares of common stock and the warrants to the selling security holders on such closing date.

Also on June 30, 2011, we also entered into a securities purchase agreement with the MHR Buyer to sell an aggregate of 4,300,408 shares of our common stock and warrants to purchase a total of 3,010,307 shares of our common stock for gross proceeds, before deducting fees and expenses and excluding the proceeds, if any, from the exercise of the warrants of $3,749,981 (the “2011 MHR Private Placement”). Each unit, consisting of one share of common stock and a warrant to purchase 0.7 shares of common stock, was sold at a purchase price of $0.872. The warrants issued to the MHR Buyer had substantially the same terms as the warrants issued to the selling security holders in the 2011 Private Placement. The 2011 MHR Private Placement closed on July 6, 2011, after the satisfaction of customary closing conditions, and we issued the shares of common stock and the warrants to the MHR Buyer on such closing date. As described above, MHR is the holder of the MHR Senior Secured Notes and, after giving effect to the 2011 MHR Private Placement, beneficially owns approximately 47.6% of our common stock, assuming conversion and exercise by MHR of all convertible securities, warrants and options held, including the warrants issued in connection with the 2010 MHR Private Placement and the 2011 MHR Private Placement and the warrants issued in connection with the 2011 Waiver Agreement (as defined below).

In connection with the 2011 Private Placement and the 2011 MHR Private Placement, on June 30, 2011, we entered into a Waiver Agreement with MHR (the “2011 Waiver Agreement”), pursuant to which MHR waived certain anti-dilution adjustment rights under the MHR Senior Secured Notes and certain warrants issued by us to MHR that would otherwise have been triggered by the 2011 Private Placement described above. As consideration for such waiver, on July 6, 2011, we issued to MHR a warrant to purchase 795,000 shares of our common stock and agreed to reimburse MHR up to $25,000 of its legal fees. Such warrant is the same form as the warrants issued in connection with the 2011 MHR Private Placement described above.

The shares of common stock, the warrants and the shares of common stock underlying the warrants sold and issued in connection with the 2011 Private Placement (collectively, the “2011 Private Placement Securities”), the shares of common stock, the warrants and the shares of common stock underlying the warrants sold and issued in connection with the 2011 MHR Private Placement (collectively, the “2011 MHR Private Placement Securities”), and the warrant and the shares of common stock underlying the warrants issued in connection with the Waiver Agreement (collectively, the “2011 Waiver Securities”) were not registered under the Securities Act at the time of sale, and therefore, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For these issuances, we relied on the exemption from federal registration under Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder, based on our belief that the offer and sale of the 2011 Private Placement Securities, the 2011 MHR Private Placement Securities, and the 2011 Waiver Securities have not and will not involve a public offering, as each purchaser of such securities was, at the time of sale, an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act) and/or a “qualified institutional buyer” (as such term is defined in Rule 144A of the Securities Act), and no general solicitation was involved in connection with the 2011 Private Placement, the 2011 MHR Private Placement or the 2011 Waiver Agreement.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT INDEX

Exhibit		Incorporated by Reference (1)

3.1	Amended and Restated Certificate of Incorporation of Emisphere Technologies, Inc., as amended by the Certificate of Amendment of Amended and Restated Certificate of Incorporation of Emisphere Technologies, Inc., dated April 20, 2007	R

3.2(a)	By-Laws of Emisphere Technologies, Inc., as amended December 7, 1998 and September 23, 2005	A, L

3.2(b)	Amendment to the Amended By-Laws of Emisphere Technologies, Inc., effective as of September 11, 2007	V

4.1	Restated Rights Agreement dated as of April 7, 2006 between Emisphere Technologies, Inc. and Mellon Investor Services, LLC	P

5.1	Legal Opinion of Brown Rudnick	MM

10.1(a)	1991 Stock Option Plan, as amended	F	(2)

10.1(b)	Amendment to the 1991 Stock Option Plan	Q	(2)

10.2(a)	Stock Incentive Plan for Outside Directors, as amended	C	(2)

10.2(b)	Amendment to the Amended and Restated Stock Incentive Plan for Outside Directors	Q	(2)

10.3(a)	Directors Deferred Compensation Stock Plan	E	(2)

10.3(b)	Amendment to the Directors Deferred Compensation Stock Plan	Q	(2)

10.4(a)	1995 Non-Qualified Stock Option Plan, as amended	B	(2)

10.4(b)	Amendment to the 1995 Non-Qualified Stock Option Plan	Q	(2)

10.5(a)	Emisphere Technologies, Inc. 2000 Stock Option Plan	G	(2)

10.5(b)	Amendment to Emisphere Technologies, Inc. 2000 Stock Option Plan	Q	(2)

10.6(a)	Emisphere Technologies, Inc. 2002 Broadbased Stock Option Plan	H	(2)

10.6(b)	Amendment to Emisphere Technologies, Inc. 2002 Broadbased Stock Option Plan	Q	(2)

10.7	Emisphere Technologies, Inc. 2007 Stock Award and Incentive Plan	R	(2)

10.8	Amended and Restated Employment Agreement, dated April 28, 2005, between Michael M. Goldberg and Emisphere Technologies, Inc.	N	(2)

10.9	Employment Agreement dated April 6, 2007 between Michael V. Novinski and Emisphere Technologies, Inc.	S	(2)

10.10	Nonqualified Stock Option Agreement dated April 6, 2007 between Michael V. Novinski and Emisphere Technologies, Inc.	R	(2)

10.11	Form of Nonqualified Stock Option Agreement	R	(2)

10.12	Form of Incentive Stock Option Agreement	R	(2)

10.13	Form of Restricted Stock Option Agreement	R	(2)

10.14	Research Collaboration and Option Agreement dated as of December 3, 1997 between Emisphere Technologies, Inc. and Novartis Pharma AG	D	(3)

10.15	License Agreement dated as of September 23, 2004 between Emisphere Technologies, Inc. and Novartis Pharma AG, as amended on November 4, 2005	J	(3)

10.16(a)	Research Collaboration Option and License Agreement dated December 1, 2004 by and between Emisphere Technologies, Inc. and Novartis Pharma AG	J	(3)

10.16(b)	Convertible Promissory Note due December 1, 2009 issued to Novartis Pharma AG	J	(3)

10.16(c)	Registration Rights Agreement dated as of December 1, 2004 between Emisphere Technologies, Inc. and Novartis Pharma AG	J

10.17	Development and License Agreement between Genta Incorporated and Emisphere Technologies, Inc., dated March 22, 2006	O

Exhibit		Incorporated by Reference (1)

10.18(a)	Senior Secured Loan Agreement between Emisphere Technologies, Inc. and MHR, dated September 26, 2005, as amended on November 11, 2005	L

10.18(b)	Investment and Exchange Agreement between Emisphere Technologies, Inc. and MHR, dated September 26, 2005	L

10.18(c)	Pledge and Security Agreement between Emisphere Technologies, Inc. and MHR, dated September 26, 2005	L

10.18(d)	Registration Rights Agreement between Emisphere Technologies, Inc. and MHR, dated September 26, 2005	L

10.18(e)	Amendment No. 1 to the Senior Secured Term Loan Agreement, dated November 11, 2005	M

10.18(f)	Form of 11% Senior Secured Convertible Note	L

10.18(g)	Form of Amendment to 11% Senior Secured Convertible Note	R

10.19	Warrant dated as of September 21, 2006 between Emisphere Technologies, Inc. and MHR Institutional Partners IIA LP	Q

10.20	Warrant dated as of September 21, 2006 between Emisphere Technologies, Inc. and MHR Institutional Partners II LP	Q

10.21	Warrant adjustment notice between Emisphere Technologies, Inc. and MHR Capital Partners (100) LP, MHR Capital Partners Master Account, LP (formerly MHR Capital Partners (500) LP), MHR Institutional Partners IIA LP, MHR Institutional Partners II LP, MHR Capital Partners (100) LP and MHR Capital Partners Master Account LP	W

10.22	Warrant dated as of August 22, 2007 between Emisphere Technologies, Inc. and SF Capital Partners, Ltd.	W

10.23	Warrant dated as of August 22, 2007 between Emisphere Technologies, Inc. and Option Opportunities Corp.	W

10.24	Warrant dated as of August 22, 2007 between Emisphere Technologies, Inc. and Option Opportunities Corp.	W

10.25	Warrant dated as of August 22, 2007 between Emisphere Technologies, Inc. and Montaur Capital/Platinum Life Montaur Life Sciences Fund I LLC	W

10.26	Warrant dated as of August 22, 2007 between Emisphere Technologies, Inc. and MHR Institutional Partners II LP	W

10.27	Warrant dated as of August 22, 2007 between Emisphere Technologies, Inc. and MHR Institutional Partners IIA LP	W

10.28	Emisphere Technologies, Inc. — Mankind Corporation Patent Purchase Agreement, dated February 8, 2008	X

10.29	Development and License Agreement, dated as of June 21, 2008, between Emisphere Technologies, Inc. and Novo Nordisk AS.	Y	(3)

10.30(a)	Lease Termination Agreement, date April 29,2009, between Emisphere Technologies, Inc. and BMR-LANDMARK AT EASTVIEW LLC	Z

10.30(b)	First Amendment to Lease Termination Agreement, dated March 17, 2010, between Emisphere Technologies, Inc. and BMR-Landmark at Eastview LLC	NN

10.31	Form of Non-Employee Director Non-Qualified Stock Option Agreement	AA	(2)

10.32	Placement Agency Agreement dated as of August 19, 2009, Between Emisphere Technologies, Inc. and Rodman & Renshaw, LLC	BB

10.33	Securities Purchase Agreement dated as of August 19, 2009, between Emisphere Technologies and the Purchasers named therein	BB

10.34	Securities Purchase Agreement dated as of August 19, 2009, between Emisphere Technologies and MHR Fund Management, LLC	BB

10.35	Warrant dated as of August 21, 2009 between Emisphere Technologies, Inc. and MHR Capital Partners Master Account LP	CC

Exhibit		Incorporated by Reference (1)

10.36	Warrant dated as of August 21, 2009 between Emisphere Technologies, Inc. and MHR Capital Partners (100) LP	CC

10.37	Warrant dated as of August 21, 2009 between Emisphere Technologies, Inc. and MHR Institutional Partners II LP	CC

10.38	Warrant dated as of August 21, 2009 between Emisphere Technologies, Inc. and MHR Institutional Partners IIA LP	CC

10.39	Warrant dated as of August 21, 2009 between Emisphere Technologies, Inc. and Rodman & Renshaw, LLC	CC

10.40	Warrant dated as of August 21, 2009 between Emisphere Technologies, Inc. and Benjamin Bowen	CC

10.41	Warrant dated as of August 21, 2009 between Emisphere Technologies, Inc. and Noam Rubinstein	CC

10.42	Warrant adjustment notice between Emisphere Technologies, Inc. and Elan International Services, Ltd. dated October 20, 2009	CC

10.43	Agreement to Extend the Maturity Date of the Convertible Promissory Note Due December 1, 2009, between Emisphere Technologies and Novartis Pharma AG dated November 25, 2009	EE

10.44	Agreement to Extend the Maturity Date of the Convertible Promissory Note Due December 1, 2009, between Emisphere Technologies and Novartis Pharma AG dated February 23, 2010	EE

10.45	Form of Incentive Stock Option Agreement under the Emisphere Technologies, Inc. 2007 Stock Award and Incentive Plan	FF

10.46	Form of Non-Qualified Stock Option Agreement under the Emisphere Technologies, Inc. 2007 Stock Award and Incentive Plan	FF

10.47	Letter Agreement by and between Emisphere Technologies, Inc. and MHR Institutional Partners IIA LP, dated June 8, 2010	GG

10.48	Form of Emisphere Technologies, Inc. Reimbursement Note	GG

10.49	Form of Emisphere Technologies, Inc. Second Reimbursement Note	GG

10.50	Research Master Agreement and Amendment by and between Emisphere Technologies, Inc. and Novartis Pharma AG, effective as of June 4, 2010	HH	(3)

10.51	Securities Purchase Agreement by and among Emisphere Technologies, Inc. and the Buyers named therein, dated August 25, 2010	II

10.52	Securities Purchase Agreement by and among Emisphere Technologies, Inc. and the MHR Buyers named therein, dated August 25, 2010	II

10.53	Waiver Agreement, by and among Emisphere Technologies, Inc. and MHR, dated August 25, 2010	II

10.54	Registration Rights Agreement by and among Emisphere Technologies, Inc. and the Buyers named therein, dated August 26, 2010	JJ

10.55	Warrant dated as of August 26, 2010, between Emisphere Technologies, Inc. and Bai Ye Feng	JJ

10.56	Warrant dated as of August 26, 2010, between Emisphere Technologies, Inc. and Anson Investments Master Fund LP	JJ

10.57	Warrant dated as of August 26, 2010, between Emisphere Technologies, Inc. and Iroquois Master Fund, Ltd.	JJ

10.58	Warrant dated as of August 26, 2010, between Emisphere Technologies, Inc. and Hudson Bay Master Fund Ltd.	JJ

10.59	Warrant dated as of August 26, 2010, between Emisphere Technologies, Inc. and Cranshire Capital, L.P.	JJ

10.60	Warrant dated as of August 26, 2010, between Emisphere Technologies, Inc. and Freestone Advantage Partners, LP	JJ

10.61	Warrant dated as of August 26, 2010, between Emisphere Technologies, Inc. and MHR Capital Partners Master Account LP	JJ

Exhibit		Incorporated by Reference (1)

10.62	Warrant dated as of August 26, 2010, between Emisphere Technologies, Inc. and MHR Capital Partners (100) LP	JJ

10.63	Warrant dated as of August 26, 2010, between Emisphere Technologies, Inc. and MHR Institutional Partners II LP	JJ

10.64	Warrant dated as of August 26, 2010, between Emisphere Technologies, Inc. and MHR Institutional Partners IIA LP	JJ

10.65	Warrant dated as of August 26, 2010, between Emisphere Technologies, Inc. and MHR Capital Partners Master Account LP	JJ

10.66	Warrant dated as of August 26, 2010, between Emisphere Technologies, Inc. and MHR Capital Partners (100) LP	JJ

10.67	Warrant dated as of August 26, 2010, between Emisphere Technologies, Inc. and MHR Institutional Partners II LP	JJ

10.68	Warrant dated as of August 26, 2010, between Emisphere Technologies, Inc. and MHR Institutional Partners IIA LP	JJ

10.69	Development and License Agreement, dated December 20, 2010, between Emisphere Technologies, Inc. and Novo Nordisk A/S	KK	(3)

10.70	Securities Purchase Agreement, dated June 30, 2011, by and among Emisphere Technologies, Inc. and the Buyers named therein.	LL

10.71	Securities Purchase Agreement, dated June 30, 2011, by and among Emisphere Technologies, Inc. and the MHR Buyer.	LL

10.72	Waiver Agreement, dated June 30, 2011, by and among Emisphere Technologies, Inc. and MHR.	LL

10.73	Registration Rights Agreement by and among Emisphere Technologies, Inc. and the Buyers named therein, dated July 6, 2011	MM

10.74	Warrant A-54 dated as of July 6, 2011, between Emisphere Technologies, Inc. and EOS Holdings LLC	MM

10.75	Warrant A-55 dated as of July 6, 2011, between Emisphere Technologies, Inc. and Kingsbrook Opportunities Master Fund LP	MM

10.76	Warrant A-56 dated as of July 6, 2011, between Emisphere Technologies, Inc. and Bai Ye Feng	MM

10.77	Warrant A-57 dated as of July 6, 2011, between Emisphere Technologies, Inc. and Cranshire Capital, L.P.	MM

Exhibit		Incorporated by Reference (1)

10.78	Warrant A-58 dated as of July 6, 2011, between Emisphere Technologies, Inc. and HF H VICTOR UW VICTOR ART 7	MM

10.79	Warrant A-59 dated as of July 6, 2011, between Emisphere Technologies, Inc. and Freestone Advantage Partners, LP	MM

10.80	Warrant A-60 dated as of July 6, 2011, between Emisphere Technologies, Inc. and Iroquois Master Fund Ltd.	MM

10.81	Warrant A-61 dated as of July 6, 2011, between Emisphere Technologies, Inc. and Shipman & Goodwin LLP Profit Sharing Trust FBO James T. Betts	MM

10.82	Warrant A-62 dated as of July 6, 2011, between Emisphere Technologies, Inc. and Son Nam Nguyen	MM

10.83	Warrant A-63 dated as of July 6, 2011, between Emisphere Technologies, Inc. and Pine Lodge Capital Company Ltd.	MM

10.84	Warrant A-64 dated as of July 6, 2011, between Emisphere Technologies, Inc. and Huaidong Wang	MM

10.85	Warrant A-65 dated as of July 6, 2011, between Emisphere Technologies, Inc. and Anson Investments Master Fund LP	MM

10.86	Warrant A-66 dated as of July 6, 2011, between Emisphere Technologies, Inc. and MHR Capital Partners Master Account LP	MM

10.87	Warrant A-67 dated as of July 6, 2011, between Emisphere Technologies, Inc. and MHR Capital Partners (100) LP	MM

10.88	Warrant A-68 dated as of July 6, 2011, between Emisphere Technologies, Inc. and MHR Institutional Partners II LP	MM

10.89	Warrant A-69 dated as of July 6, 2011, between Emisphere Technologies, Inc. and MHR Institutional Partners IIA LP	MM

10.90	Warrant A-70 dated as of July 6, 2011, between Emisphere Technologies, Inc. and MHR Capital Partners Master Account LP	MM

10.91	Warrant A-71 dated as of July 6, 2011, between Emisphere Technologies, Inc. and MHR Capital Partners (100) LP	MM

10.92	Warrant A-72 dated as of July 6, 2011, between Emisphere Technologies, Inc. and MHR Institutional Partners II LP	MM

10.93	Warrant A-73 dated as of July 6, 2011, between Emisphere Technologies, Inc. and MHR Institutional Partners IIA LP	MM

10.94	License Agreement, dated March 8, 2000, by and between Emisphere Technologies, Inc. and Novartis Pharma AG	NN	(3)

10.95	Draft Offer Letter Pending Emisphere Compensation Committee of the Board of Directors Approval, dated September 27, 2007, from Emisphere Technologies, Inc. to Gary I. Riley	NN	(2)

23.1	Consent of Independent Registered Public Accounting Firm — McGladrey & Pullen, LLP	*

23.2	Consent of Brown Rudnick LLP (included in the opinion filed as Exhibit 5.1)	MM

*	Filed herewith
(1)	If not filed herewith, filed as an exhibit to the document referred to by letter as follows:
A.	Quarterly Report on Form 10-Q for the quarterly period ended January 31, 1999 (SEC File No. 000-17758)

B.	Annual Report on Form 10-K for the fiscal year ended July 31, 1995 (SEC File No. 000-17758)
C.	Annual Report on Form 10-K for the fiscal year ended July 31, 1997 (SEC File No. 000-17758)
D.	Quarterly Report on Form 10-Q for the quarterly period ended October 31, 1997 (SEC File No. 000-17758)
E.	Annual Report on Form 10-K for the fiscal year ended July 31, 1998 (SEC File No. 000-17758)
F.	Annual Report on Form 10-K for the fiscal year ended July 31, 1999 (SEC File No. 000-17758)
G.	Annual Report on Form 10-K for the fiscal year ended July 31, 2000 (SEC File No. 000-17758)
H.	Registration statement on Form S-8 dated and filed on November 27, 2002 (SEC File No. 333-101525)
I.	Annual Report on Form 10-K for the year ended December 31, 2003 (SEC File No. 000-17758)
J.	Registration on Form S-3/A dated and filed February 1, 2005 (SEC File No. 333-117230)
K.	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 (SEC File No. 000-17758)
L.	Current Report on Form 8-K, filed September 30, 2005 (SEC File No. 000-17758)
M.	Current Report on Form 8-K, filed November 14, 2005 (SEC File No. 000-17758)
N.	Current Report on Form 8-K filed May 4, 2005 (SEC File No. 000-17758)
O.	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006 (SEC File No. 000-17758)
P.	Current Report on Form 8-K, filed April 10, 2006 (SEC File No. 000-17758)
Q.	Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (SEC File No. 000-17758)
R.	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007
S.	Current Report on Form 8-K, filed April 11, 2007
T.	Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007
U.	Current Report on Form 8-K, filed June 29, 2007
V.	Current Report on Form 8-K, filed September 14, 2007
W.	Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007
X.	Annual Report on Form 10-K for the fiscal year ended December 31, 2007
Y.	Current Report on Form 8-K, filed August 11, 2008
Z.	Current Report on Form 8-K, filed May 5, 2009
AA.	Current Report on Form 8-K, filed May 21, 2009
BB.	Current Report on Form 8-K, filed August 20, 2009
CC.	Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009
DD.	Current Report on Form 8-K, filed January 12, 2010
EE.	Annual Report on Form 10-K for the fiscal year ended December 31, 2009
FF.	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010
GG.	Current Report on Form 8-K, filed June 8, 2010
HH.	Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010
II.	Current Report on Form 8-K, filed August 25, 2010
JJ.	Registration Statement on Form S-1, filed on September 15, 2010
KK.	Current Report on Form 8-K, filed on December 21, 2010
LL.	Current Report on Form 8-K, filed on June 30, 2011 (SEC File No. 000-17758)
MM.	Registration Statement on Form S-1, filed on July 26, 2011 (SEC File No. 333-175794).
NN.	Amendment No. 1 on Form 10-K/A, filed January 19, 2012, to Annual Report on Form 10-K for the fiscal year ended December 31, 2010, originally filed on March 31, 2011
(2)	Management contract or compensatory plan or arrangement
(3)	Confidential treatment has been granted for the redacted portions of this agreement. A complete copy of this agreement, including the redacted portions, has been filed separately with the Securities and Exchange Commission.

Item 17. Undertakings.

The undersigned registrant hereby undertakes that:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedar Knolls, State of New Jersey, on April 9, 2012.

EMISPHERE TECHNOLOGIES, INC.

By:	/s/ Michael R. Garone
	Name:	Michael R. Garone
	Title:	Interim Chief Executive Officer and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael R. Garone his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his/her substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Name and Signature	Title	Date

/s/ Michael R. Garone	(principal executive officer and principal financial and accounting officer)	April 9, 2012
Michael R. Garone

/s/ John D. Harkey, Jr.	Director	April 9, 2012
John D. Harkey, Jr.

/s/ Tim McInerney.	Director	April 9, 2012
Tim McInerney.

/s/ Jacob M. Plotsker	Director	April 9, 2012
Jacob M. Plotsker

/s/ Mark H. Rachesky, M.D.	Director	April 9, 2012
Mark H. Rachesky, M.D.

/s/ Timothy Rothwell	Director	April 9, 2012
Timothy Rothwell

/s/ Michael Weiser, M.D.	Director	April 9, 2012
Michael Weiser, M.D.

EXHIBIT INDEX

Exhibit		Incorporated by Reference (1)

3.1	Amended and Restated Certificate of Incorporation of Emisphere Technologies, Inc., as amended by the Certificate of Amendment of Amended and Restated Certificate of Incorporation of Emisphere Technologies, Inc., dated April 20, 2007	R

3.2(a)	By-Laws of Emisphere Technologies, Inc., as amended December 7, 1998 and September 23, 2005	A, L

3.2(b)	Amendment to the Amended By-Laws of Emisphere Technologies, Inc., effective as of September 11, 2007	V

4.1	Restated Rights Agreement dated as of April 7, 2006 between Emisphere Technologies, Inc. and Mellon Investor Services, LLC	P

5.1	Legal Opinion of Brown Rudnick	MM

10.1(a)	1991 Stock Option Plan, as amended	F	(2)

10.1(b)	Amendment to the 1991 Stock Option Plan	Q	(2)

10.2(a)	Stock Incentive Plan for Outside Directors, as amended	C	(2)

10.2(b)	Amendment to the Amended and Restated Stock Incentive Plan for Outside Directors	Q	(2)

10.3(a)	Directors Deferred Compensation Stock Plan	E	(2)

10.3(b)	Amendment to the Directors Deferred Compensation Stock Plan	Q	(2)

10.4(a)	1995 Non-Qualified Stock Option Plan, as amended	B	(2)

10.4(b)	Amendment to the 1995 Non-Qualified Stock Option Plan	Q	(2)

10.5(a)	Emisphere Technologies, Inc. 2000 Stock Option Plan	G	(2)

10.5(b)	Amendment to Emisphere Technologies, Inc. 2000 Stock Option Plan	Q	(2)

10.6(a)	Emisphere Technologies, Inc. 2002 Broadbased Stock Option Plan	H	(2)

10.6(b)	Amendment to Emisphere Technologies, Inc. 2002 Broadbased Stock Option Plan	Q	(2)

10.7	Emisphere Technologies, Inc. 2007 Stock Award and Incentive Plan	R	(2)

10.8	Amended and Restated Employment Agreement, dated April 28, 2005, between Michael M. Goldberg and Emisphere Technologies, Inc.	N	(2)

10.9	Employment Agreement dated April 6, 2007 between Michael V. Novinski and Emisphere Technologies, Inc.	S	(2)

10.10	Nonqualified Stock Option Agreement dated April 6, 2007 between Michael V. Novinski and Emisphere Technologies, Inc.	R	(2)

10.11	Form of Nonqualified Stock Option Agreement	R	(2)

10.12	Form of Incentive Stock Option Agreement	R	(2)

10.13	Form of Restricted Stock Option Agreement	R	(2)

10.14	Research Collaboration and Option Agreement dated as of December 3, 1997 between Emisphere Technologies, Inc. and Novartis Pharma AG	D	(3)

10.15	License Agreement dated as of September 23, 2004 between Emisphere Technologies, Inc. and Novartis Pharma AG, as amended on November 4, 2005	J	(3)

10.16(a)	Research Collaboration Option and License Agreement dated December 1, 2004 by and between Emisphere Technologies, Inc. and Novartis Pharma AG	J	(3)

10.16(b)	Convertible Promissory Note due December 1, 2009 issued to Novartis Pharma AG	J	(3)

10.16(c)	Registration Rights Agreement dated as of December 1, 2004 between Emisphere Technologies, Inc. and Novartis Pharma AG	J

10.17	Development and License Agreement between Genta Incorporated and Emisphere Technologies, Inc., dated March 22, 2006	O

10.18(a)	Senior Secured Loan Agreement between Emisphere Technologies, Inc. and MHR, dated September 26, 2005, as amended on November 11, 2005	L

Exhibit		Incorporated by Reference (1)

10.18(b)	Investment and Exchange Agreement between Emisphere Technologies, Inc. and MHR, dated September 26, 2005	L

10.18(c)	Pledge and Security Agreement between Emisphere Technologies, Inc. and MHR, dated September 26, 2005	L

10.18(d)	Registration Rights Agreement between Emisphere Technologies, Inc. and MHR, dated September 26, 2005	L

10.18(e)	Amendment No. 1 to the Senior Secured Term Loan Agreement, dated November 11, 2005	M

10.18(f)	Form of 11% Senior Secured Convertible Note	L

10.18(g)	Form of Amendment to 11% Senior Secured Convertible Note	R

10.19	Warrant dated as of September 21, 2006 between Emisphere Technologies, Inc. and MHR Institutional Partners IIA LP	Q

10.20	Warrant dated as of September 21, 2006 between Emisphere Technologies, Inc. and MHR Institutional Partners II LP	Q

10.21	Warrant adjustment notice between Emisphere Technologies, Inc. and MHR Capital Partners (100) LP, MHR Capital Partners Master Account, LP (formerly MHR Capital Partners (500) LP), MHR Institutional Partners IIA LP, MHR Institutional Partners II LP, MHR Capital Partners (100) LP and MHR Capital Partners Master Account LP	W

10.22	Warrant dated as of August 22, 2007 between Emisphere Technologies, Inc. and SF Capital Partners, Ltd.	W

10.23	Warrant dated as of August 22, 2007 between Emisphere Technologies, Inc. and Option Opportunities Corp.	W

10.24	Warrant dated as of August 22, 2007 between Emisphere Technologies, Inc. and Option Opportunities Corp.	W

10.25	Warrant dated as of August 22, 2007 between Emisphere Technologies, Inc. and Montaur Capital/Platinum Life Montaur Life Sciences Fund I LLC	W

10.26	Warrant dated as of August 22, 2007 between Emisphere Technologies, Inc. and MHR Institutional Partners II LP	W

10.27	Warrant dated as of August 22, 2007 between Emisphere Technologies, Inc. and MHR Institutional Partners IIA LP	W

10.28	Emisphere Technologies, Inc. — Mankind Corporation Patent Purchase Agreement, dated February 8, 2008	X

10.29	Development and License Agreement, dated as of June 21, 2008, between Emisphere Technologies, Inc. and Novo Nordisk AS.	Y	(3)

10.30(a)	Lease Termination Agreement, date April 29,2009, between Emisphere Technologies, Inc. and BMR-LANDMARK AT EASTVIEW LLC	Z

10.30(b)	First Amendment to Lease Termination Agreement, dated March 17, 2010, between Emisphere Technologies, Inc. and BMR-Landmark at Eastview LLC	NN

10.31	Form of Non-Employee Director Non-Qualified Stock Option Agreement	AA	(2)

10.32	Placement Agency Agreement dated as of August 19, 2009, Between Emisphere Technologies, Inc. and Rodman & Renshaw, LLC	BB

10.33	Securities Purchase Agreement dated as of August 19, 2009, between Emisphere Technologies and the Purchasers named therein	BB

10.34	Securities Purchase Agreement dated as of August 19, 2009, between Emisphere Technologies and MHR Fund Management, LLC	BB

10.35	Warrant dated as of August 21, 2009 between Emisphere Technologies, Inc. and MHR Capital Partners Master Account LP	CC

10.36	Warrant dated as of August 21, 2009 between Emisphere Technologies, Inc. and MHR Capital Partners (100) LP	CC

Exhibit		Incorporated by Reference (1)

10.37	Warrant dated as of August 21, 2009 between Emisphere Technologies, Inc. and MHR Institutional Partners II LP	CC

10.38	Warrant dated as of August 21, 2009 between Emisphere Technologies, Inc. and MHR Institutional Partners IIA LP	CC

10.39	Warrant dated as of August 21, 2009 between Emisphere Technologies, Inc. and Rodman & Renshaw, LLC	CC

10.40	Warrant dated as of August 21, 2009 between Emisphere Technologies, Inc. and Benjamin Bowen	CC

10.41	Warrant dated as of August 21, 2009 between Emisphere Technologies, Inc. and Noam Rubinstein	CC

10.42	Warrant adjustment notice between Emisphere Technologies, Inc. and Elan International Services, Ltd. dated October 20, 2009	CC

10.43	Agreement to Extend the Maturity Date of the Convertible Promissory Note Due December 1, 2009, between Emisphere Technologies and Novartis Pharma AG dated November 25, 2009	EE

10.44	Agreement to Extend the Maturity Date of the Convertible Promissory Note Due December 1, 2009, between Emisphere Technologies and Novartis Pharma AG dated February 23, 2010	EE

10.45	Form of Incentive Stock Option Agreement under the Emisphere Technologies, Inc. 2007 Stock Award and Incentive Plan	FF

10.46	Form of Non-Qualified Stock Option Agreement under the Emisphere Technologies, Inc. 2007 Stock Award and Incentive Plan	FF

10.47	Letter Agreement by and between Emisphere Technologies, Inc. and MHR Institutional Partners IIA LP, dated June 8, 2010	GG

10.48	Form of Emisphere Technologies, Inc. Reimbursement Note	GG

10.49	Form of Emisphere Technologies, Inc. Second Reimbursement Note	GG

10.50	Research Master Agreement and Amendment by and between Emisphere Technologies, Inc. and Novartis Pharma AG, effective as of June 4, 2010	HH	(3)

10.51	Securities Purchase Agreement by and among Emisphere Technologies, Inc. and the Buyers named therein, dated August 25, 2010	II

10.52	Securities Purchase Agreement by and among Emisphere Technologies, Inc. and the MHR Buyers named therein, dated August 25, 2010	II

10.53	Waiver Agreement, by and among Emisphere Technologies, Inc. and MHR, dated August 25, 2010	II

10.54	Registration Rights Agreement by and among Emisphere Technologies, Inc. and the Buyers named therein, dated August 26, 2010	JJ

10.55	Warrant dated as of August 26, 2010, between Emisphere Technologies, Inc. and Bai Ye Feng	JJ

10.56	Warrant dated as of August 26, 2010, between Emisphere Technologies, Inc. and Anson Investments Master Fund LP	JJ

10.57	Warrant dated as of August 26, 2010, between Emisphere Technologies, Inc. and Iroquois Master Fund, Ltd.	JJ

10.58	Warrant dated as of August 26, 2010, between Emisphere Technologies, Inc. and Hudson Bay Master Fund Ltd.	JJ

10.59	Warrant dated as of August 26, 2010, between Emisphere Technologies, Inc. and Cranshire Capital, L.P.	JJ

10.60	Warrant dated as of August 26, 2010, between Emisphere Technologies, Inc. and Freestone Advantage Partners, LP	JJ

10.61	Warrant dated as of August 26, 2010, between Emisphere Technologies, Inc. and MHR Capital Partners Master Account LP	JJ

10.62	Warrant dated as of August 26, 2010, between Emisphere Technologies, Inc. and MHR Capital Partners (100) LP	JJ

Exhibit		Incorporated by Reference (1)

10.63	Warrant dated as of August 26, 2010, between Emisphere Technologies, Inc. and MHR Institutional Partners II LP	JJ

10.64	Warrant dated as of August 26, 2010, between Emisphere Technologies, Inc. and MHR Institutional Partners IIA LP	JJ

10.65	Warrant dated as of August 26, 2010, between Emisphere Technologies, Inc. and MHR Capital Partners Master Account LP	JJ

10.66	Warrant dated as of August 26, 2010, between Emisphere Technologies, Inc. and MHR Capital Partners (100) LP	JJ

10.67	Warrant dated as of August 26, 2010, between Emisphere Technologies, Inc. and MHR Institutional Partners II LP	JJ

10.68	Warrant dated as of August 26, 2010, between Emisphere Technologies, Inc. and MHR Institutional Partners IIA LP	JJ

10.69	Development and License Agreement, dated December 20, 2010, between Emisphere Technologies, Inc. and Novo Nordisk A/S	KK	(3)

10.70	Securities Purchase Agreement, dated June 30, 2011, by and among Emisphere Technologies, Inc. and the Buyers named therein.	LL

10.71	Securities Purchase Agreement, dated June 30, 2011, by and among Emisphere Technologies, Inc. and the MHR Buyer.	LL

10.72	Waiver Agreement, dated June 30, 2011, by and among Emisphere Technologies, Inc. and MHR.	LL

10.73	Registration Rights Agreement by and among Emisphere Technologies, Inc. and the Buyers named therein, dated July 6, 2011	MM

10.74	Warrant A-54 dated as of July 6, 2011, between Emisphere Technologies, Inc. and EOS Holdings LLC	MM

10.75	Warrant A-55 dated as of July 6, 2011, between Emisphere Technologies, Inc. and Kingsbrook Opportunities Master Fund LP	MM

10.76	Warrant A-56 dated as of July 6, 2011, between Emisphere Technologies, Inc. and Bai Ye Feng	MM

10.77	Warrant A-57 dated as of July 6, 2011, between Emisphere Technologies, Inc. and Cranshire Capital, L.P.	MM

Exhibit		Incorporated by Reference (1)

10.78	Warrant A-58 dated as of July 6, 2011, between Emisphere Technologies, Inc. and HF H VICTOR UW VICTOR ART 7	MM

10.79	Warrant A-59 dated as of July 6, 2011, between Emisphere Technologies, Inc. and Freestone Advantage Partners, LP	MM

10.80	Warrant A-60 dated as of July 6, 2011, between Emisphere Technologies, Inc. and Iroquois Master Fund Ltd.	MM

10.81	Warrant A-61 dated as of July 6, 2011, between Emisphere Technologies, Inc. and Shipman & Goodwin LLP Profit Sharing Trust FBO James T. Betts	MM

10.82	Warrant A-62 dated as of July 6, 2011, between Emisphere Technologies, Inc. and Son Nam Nguyen	MM

10.83	Warrant A-63 dated as of July 6, 2011, between Emisphere Technologies, Inc. and Pine Lodge Capital Company Ltd.	MM

10.84	Warrant A-64 dated as of July 6, 2011, between Emisphere Technologies, Inc. and Huaidong Wang	MM

10.85	Warrant A-65 dated as of July 6, 2011, between Emisphere Technologies, Inc. and Anson Investments Master Fund LP	MM

10.86	Warrant A-66 dated as of July 6, 2011, between Emisphere Technologies, Inc. and MHR Capital Partners Master Account LP	MM

10.87	Warrant A-67 dated as of July 6, 2011, between Emisphere Technologies, Inc. and MHR Capital Partners (100) LP	MM

10.88	Warrant A-68 dated as of July 6, 2011, between Emisphere Technologies, Inc. and MHR Institutional Partners II LP	MM

10.89	Warrant A-69 dated as of July 6, 2011, between Emisphere Technologies, Inc. and MHR Institutional Partners IIA LP	MM

10.90	Warrant A-70 dated as of July 6, 2011, between Emisphere Technologies, Inc. and MHR Capital Partners Master Account LP	MM

10.91	Warrant A-71 dated as of July 6, 2011, between Emisphere Technologies, Inc. and MHR Capital Partners (100) LP	MM

10.92	Warrant A-72 dated as of July 6, 2011, between Emisphere Technologies, Inc. and MHR Institutional Partners II LP	MM

10.93	Warrant A-73 dated as of July 6, 2011, between Emisphere Technologies, Inc. and MHR Institutional Partners IIA LP	MM

10.94	License Agreement, dated March 8, 2000, by and between Emisphere Technologies, Inc. and Novartis Pharma AG	NN	(3)

10.95	Draft Offer Letter Pending Emisphere Compensation Committee of the Board of Directors Approval, dated September 27, 2007, from Emisphere Technologies, Inc. to Gary I. Riley	NN	(2)

23.1	Consent of Independent Registered Public Accounting Firm — McGladrey & Pullen, LLP	*

23.3	Consent of Brown Rudnick LLP (included in the opinion filed as Exhibit 5.1	MM

*	Filed herewith
(1)	If not filed herewith, filed as an exhibit to the document referred to by letter as follows:
A.	Quarterly Report on Form 10-Q for the quarterly period ended January 31, 1999 (SEC File No. 000-17758)

B.	Annual Report on Form 10-K for the fiscal year ended July 31, 1995 (SEC File No. 000-17758)
C.	Annual Report on Form 10-K for the fiscal year ended July 31, 1997 (SEC File No. 000-17758)
D.	Quarterly Report on Form 10-Q for the quarterly period ended October 31, 1997 (SEC File No. 000-17758)
E.	Annual Report on Form 10-K for the fiscal year ended July 31, 1998 (SEC File No. 000-17758)
F.	Annual Report on Form 10-K for the fiscal year ended July 31, 1999 (SEC File No. 000-17758)
G.	Annual Report on Form 10-K for the fiscal year ended July 31, 2000 (SEC File No. 000-17758)
H.	Registration statement on Form S-8 dated and filed on November 27, 2002 (SEC File No. 333-101525)
I.	Annual Report on Form 10-K for the year ended December 31, 2003 (SEC File No. 000-17758)
J.	Registration on Form S-3/A dated and filed February 1, 2005 (SEC File No. 333-117230)
K.	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 (SEC File No. 000-17758)
L.	Current Report on Form 8-K, filed September 30, 2005 (SEC File No. 000-17758)
M.	Current Report on Form 8-K, filed November 14, 2005 (SEC File No. 000-17758)
N.	Current Report on Form 8-K filed May 4, 2005 (SEC File No. 000-17758)
O.	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006 (SEC File No. 000-17758)
P.	Current Report on Form 8-K, filed April 10, 2006 (SEC File No. 000-17758)
Q.	Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (SEC File No. 000-17758)
R.	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007
S.	Current Report on Form 8-K, filed April 11, 2007
T.	Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007
U.	Current Report on Form 8-K, filed June 29, 2007
V.	Current Report on Form 8-K, filed September 14, 2007
W.	Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007
X.	Annual Report on Form 10-K for the fiscal year ended December 31, 2007
Y.	Current Report on Form 8-K, filed August 11, 2008
Z.	Current Report on Form 8-K, filed May 5, 2009
AA.	Current Report on Form 8-K, filed May 21, 2009
BB.	Current Report on Form 8-K, filed August 20, 2009
CC.	Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009
DD.	Current Report on Form 8-K, filed January 12, 2010
EE.	Annual Report on Form 10-K for the fiscal year ended December 31, 2009
FF.	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010
GG.	Current Report on Form 8-K, filed June 8, 2010
HH.	Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010
II.	Current Report on Form 8-K, filed August 25, 2010
JJ.	Registration Statement on Form S-1, filed on September 15, 2010
KK.	Current Report on Form 8-K, filed on December 21, 2010
LL.	Current Report on Form 8-K, filed on June 30, 2011 (SEC File No. 000-17758)
MM.	Registration Statement on Form S-1, filed on July 26, 2011 (SEC File No. 333-175794).
NN.	Amendment No. 1 on Form 10-K/A, filed January 19, 2012, to Annual Report on Form 10-K for the fiscal year ended December 31, 2010, originally filed on March 31, 2011
(2)	Management contract or compensatory plan or arrangement
(3)	Confidential treatment has been granted for the redacted portions of this agreement. A complete copy of this agreement, including the redacted portions, has been filed separately with the Securities and Exchange Commission.